EXHIBIT 99.1

MIM and Chronimed Merger Completed;
BioScrip Begins Operations Today

Trading Begins Today Under “BIOS”
Combined Company to be one of Largest Specialty Pharmacies in U.S.

Elmsford, NY and Minneapolis, MN – March 14, 2005 – BioScrip, Inc. (NASDAQ:BIOS), a comprehensive specialty pharmacy company created by the merger of MIM Corporation and Chronimed Inc., today marked the historic launch of its combined operations. Shareholders approved the merger at special meetings held on March 9, 2005. The merger became effective on March 12, 2005. The Company was renamed “BioScrip” and begins trading today on the NASDAQ Stock Market under the ticker symbol “BIOS”.

Richard H. Friedman, BioScrip’s Executive Chairman stated, “We have executed on our vision of creating a comprehensive specialty pharmacy company with an expansive national footprint, increasing local and national access to patients, providers and payors. This merger is a great strategic fit. Today, BioScrip is better prepared to address the challenges of a constantly changing healthcare environment.”

Henry F. Blissenbach, BioScrip’s President and Chief Executive Officer commented, “We are confident that the combination of our complementary business models will provide an ideal platform for continued growth. BioScrip is now uniquely positioned in the marketplace with its national mail service, community based pharmacies and PBM businesses. BioScrip plans to draw on its expanded product offering and community-based infrastructure to grow the business. In addition, payors will now benefit from BioScrip’s enhanced pharmacy benefit management products, which provides it with a one-stop shopping concept.”

Building the Future, One Community at a Time

BioScrip will have six product and service offerings to provide a complete one-stop shopping concept:

Specialty Pharmacy, community-based	Pharmacy Benefit Management
Specialty Pharmacy, mail-based	Traditional Pharmacy, mail-based
Infusion Pharmacy services	Therapeutic Management services

About BioScrip, Inc.

BioScrip provides comprehensive pharmaceutical care solutions. We partner with healthcare payors, pharmaceutical manufacturers, government agencies, physicians, and patients to deliver cost effective programs that enhance the quality of patient life. We focus our products and services in two core areas:

specialty medication distribution and clinical management services, both nationally and community-based and pharmacy benefit management services. Our specialty medication distribution capabilities include condition specific clinical management programs tailored to improve the care of individuals with complex health conditions such as HIV/AIDS, Cancer, Hepatitis C, Rheumatoid Arthritis, Multiple Sclerosis, and Transplantation. Our complete pharmacy benefit management programs include customized benefit plan design, pharmacy network management and sophisticated reporting capabilities that deliver improved clinical and economic outcomes. In addition, we have 30 retail locations in 25 major metropolitan markets across the U.S., providing nationwide access and clinical management capabilities in a high-touch community-based environment .

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company and our success with respect to the integration and consolidation. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.

Contacts:

Barry A. Posner	Brad Schumacher	Rachel Levine
Executive Vice President	Investor Relations	Investor Relations
BioScrip, Inc.	BioScrip, Inc.	The Anne McBride Co.
914-460-1638	952-979-3942	212-983-1702 x207
bposner@bioscrip.com	bschumacher@bioscrip.com	rlevine@annemcbride.com